UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 25, 2010
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 25, 2010, Sensient’s Board of Directors approved proposed settlements of legal claims related to the General Color superfund site in Camden, New Jersey. The proposed settlements, which remain subject to negotiation of final terms and conditions and approval of a proposed consent decree that will be submitted to the U.S. District Court in New Jersey, are expected to result in pre-tax charges in the fourth quarter of 2009 of between $10 million and $12 million for estimated settlement liabilities and related legal costs, net of insurance reimbursements ($6.1 million to $7.3 million after tax, or $.12 to $.15 per share). A press release regarding the proposed settlements is filed as an exhibit to this Form 8-K.
ITEM 9.01. Exhibits

Exhibit
99.1	Press Release Regarding Proposed Settlements of Environmental Litigation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
	Name:	John L. Hammond
	Title:	Senior Vice President, General Counsel and Secretary
Date: January 25, 2010

EXHIBIT INDEX

Exhibit
99.1	Press Release Regarding Proposed Settlements of Environmental Litigation.